                                                                  EXHIBIT 10-F-1
                              EMPLOYMENT AGREEMENT
                              --------------------

     This Agreement entered into as of the 1st day of August, 1996, by and between HARTMARX CORPORATION, a Delaware corporation ("Company"), and ELBERT O. HAND ("Executive").

                                WITNESSETH THAT:
                                ----------------

     WHEREAS, the Executive is a party to an Employment Agreement with the Company dated January 1, 1993, which also incorporated provisions relating to severance following a Change in Control of the Company (the "Prior Agreement");

     WHEREAS, the parties hereto desire to enter into this Agreement pertaining to the terms of Executive's employment by the Company and to provide for termination of the Prior Agreement; and

     WHEREAS, the Company and the Executive intend to enter into a Severance Agreement ("Severance Agreement"), coincident herewith; and

     WHEREAS, upon the execution of this Agreement by the Company and Executive the terms and conditions of this Agreement shall control and govern the employment relationship between the Company and Executive.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the parties hereto as follows:

     1. Agreement Period. The Company hereby employs Executive and Executive hereby agrees to remain in the employ of the Company for an employment term ("Agreement Period") beginning on August 1, 1996, and continuing in effect through December 31, 1998; provided, however, that the Agreement Period shall automatically be extended for two additional years unless, not later than July 15, 1998, the Company or the Executive shall have given notice not to extend this Agreement; and further; provided, however, that if the Executive's employment is terminated following a Change in Control (as defined in the Severance Agreement), the Agreement Period shall terminate upon such termination of employment and the Executive's rights with respect to such termination of employment shall be governed by the provisions of the Severance Agreement. While Executive is employed by the Company during the Agreement Period, the Company shall use its best efforts to have the Board of Directors elect Executive to the offices of Chairman and Chief Executive Officer of the Company. The Prior Agreement shall terminate as of July 31, 1996.

     2. Performance of Duties. While employed by the Company Executive shall devote all his full working time, attention and energies during normal business hours to the performance of his duties for the Company and its subsidiaries and shall perform his duties faithfully and efficiently, subject to the direction of the Company Board of Directors; provided, however, that Executive may become a director of other corporations and engage in charitable, civic, professional and other similar pursuits to the extent that such activities do not interfere with his duties hereunder.

     3. Compensation. As compensation for the performance by Executive of his obligations hereunder:

          (a)  Base Salary.   During the Agreement Period the Company shall pay
Executive an annual base salary of not less than $565,000 ("Base Salary"). Base Salary shall be paid in accordance with the Company's customary payroll practices. Base Salary may be increased at the discretion of the Compensation and Stock Option Committee of the Company Board of Directors (the "Committee") and once so increased shall not thereafter be decreased, except for across-the-board reductions similarly affecting all executives of the Company.

          (b) Management Incentive Plan. Executive shall participate in the Company Management Incentive Plan (the "MIP") and/or any successor plan.

          (c) Long Term Incentive Plan. Executive shall participate in any long-term incentive plan maintained by the Company ("LTI Plan") for such period of time as such plan may be in effect.

          (d) Participation in Benefit Plans. During the Agreement Period the Executive shall be eligible to participate in all savings, retirement and welfare benefit plans and programs now or hereafter applicable to any other senior executives of the Company on a basis no less favorable than is made available to any other senior executive of the Company.

          (e) Perquisites. During the Agreement Period, the Company shall make available to the Executive all perquisites that are made available to Company's senior executives.

     4. Termination. The Executive's employment hereunder may be terminated under the following circumstances:

          (a) Death. The Executive's employment hereunder shall terminate upon his death.

          (b) Disability. The Company may terminate the Executive's employment hereunder for "Disability". Any question as to the existence of the Disability shall be determined in accordance with the Company's disability plan.

          (c) Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon the Executive's:

     (i)       conviction for the commission of a felony; or

     (ii)      willful failure to substantially perform his duties hereunder; or

     (iii) willful or grossly negligent conduct that is demonstrably and materially injurious to the Company or its affiliates; or

     (iv)      material breach of this Agreement, including but not limited to
               Section 7 hereof.

          Notwithstanding the foregoing, no event shall constitute "Cause" unless the Company shall have notified Executive in writing of the conduct allegedly constituting Cause and the Executive shall have failed to correct such conduct within thirty (30) days of the date of his receipt of such written notice from the Company.

          (d) Good Reason. The Executive may terminate his employment hereunder for Good Reason. Good Reason shall mean the occurrence (without the Executive's written consent) of any one of the following acts by the Company, or failures by the Company to act:

     (i) failure of the Board of Directors of the Company to elect Executive to the office(s) described in Section 1 hereof; or

     (ii)      failure of the Executive to be elected a director of the Company;
               or

     (iii) any change in (i) the provisions of the Company's bylaws describing, or (ii) the relative duties and responsibilities of, the office of Chairman and Chief Executive Officer; or

     (iv) the assignment to Executive of any duties inconsistent with Executive's status as Chairman and Chief Executive Officer or a substantial adverse alteration in the nature or status of Executive's responsibilities; or

     (v) any reduction by the Company in Executive's Base Salary, except for across-the-board salary reductions similarly affecting all executives of the Company; or

     (vi) the failure by the Company to pay to Executive any portion of Executive's current compensation, or to pay to Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due; or

     (vii) the taking of any action by the Company which directly or indirectly causes Executive to cease to be eligible to participate in all savings, retirement and welfare benefit plans and programs applicable to any other senior executives of the Company on a basis no less favorable than is made available to any other senior executive of the Company; the failure of the Company to make available to the Executive all perquisites that are made available to Company's senior executives; the failure by the Company to calculate Executive's annual bonus compensation, if any, using at least the valuation and number of accountability points used to determine the bonus opportunity in any previous year during the Agreement Period for any corporate officer position held by Executive; or the failure by the Company to provide Executive with the number of paid vacation days to which Executive may then be entitled; except (as to all of the foregoing) for changes (including termination) in such benefits and/or policies similarly affecting all executives of the Company; or

     (viii) the relocation of the Executive's principal place of employment to a location more than 50 miles from the Executive's principal place of employment as of the date hereof or the Company's requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations; or

     (ix) the giving notice by the Company of its decision not to extend this Agreement, in accordance with Section 1; or any purported termination of the Executive's employment by the Company other than in accordance with this Agreement.

          Notwithstanding the foregoing, no event shall constitute "Good Reason" unless the Executive shall have notified the Company in writing of the conduct allegedly constituting Good Reason and the Company shall have failed to correct such conduct within thirty (30) days of the date of its receipt of such written notice from the Executive.

     5.  Termination Procedure.
         ---------------------

          (a) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to Section 4(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 9. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific provision in this Agreement relied upon and shall identify in reasonable detail the reason for termination of the Executive's employment under the provision so indicated.

          (b) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to Section 4(b) above, the date thirty (30) days after Notice of Termination (provided that the Execu-
  tive shall not have returned to the performance of his duties on a permanent full-time basis during such thirty (30) day period), (iii) if the Executive's employment is terminated pursuant to Section 4(c) or 4(d) above, the date thirty (30) days after Notice of Termination and (iv) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination which shall be not more than 30 days from the date of such Notice.

      6.  Compensation Upon Termination.
          -----------------------------

          (a) Termination due to Death or Disability. If the Executive's employment is terminated by his death or Disability, except as provided in
Section 6(d) below, the Company shall have no further obligations to Executive under this Agreement.

          (b) Termination By Company without Cause or By Executive for Good Reason. Upon termination of Executive's employment hereunder during the Agreement Period by the Company without Cause or by Executive for Good Reason hereunder, then, in lieu of any further salary, bonus, or LTI Plan payments for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive:

               (i) The Company shall continue to pay to Executive Base Salary as of the Date of Termination (without giving effect to any decrease therein which constitutes the basis, or one of the bases, upon which the Notice of Termination is based), for a period of twenty-four (24) months (the "Severance Period"), payable semi-monthly or more frequently, in arrears, commencing on the Date of Termination; provided, however, that if a Change in Control occurs during the Severance Period, the Company shall pay the Executive by no later than 5 days following the Change in Control a lump sum in cash equal to the sum of the remaining payments that would have been payable to the Executive hereunder had no Change in Control occurred, and payments hereunder shall terminate.

               (ii) The Company shall pay the Executive a lump sum in cash, within 10 days of the Date of Termination, equal to the sum of (A) any unpaid incentive compensation (including the cash value, determined without regard to any restrictions on the sale thereof, of restricted stock) allocated or awarded to Executive under the MIP with respect to any fiscal year ending prior to the year in which the Date of Termination occurs.

               (iii) The Company shall pay the Executive as bonuses any amount which would have been payable to Executive under the MIP for the full fiscal year in which Executive was terminated and for the full fiscal year following such year. Such payments will be made within five days of the date on which MIP payments are made to other MIP participants after the close of each fiscal year and will include the cash value, determined without regard to any restrictions on the sale thereof, of restricted stock. If a Change in Control occurs prior to either of these two payments, then, in lieu of any further bonus payments, the Company shall pay Executive, no later than 10 days following the Change in Control, a lump sum in cash calculated at the Step-1 level for the then current fiscal year for each MIP bonus payment not yet made.

               (iv) The Company shall pay the Executive a lump sum in cash, within 10 days of the Date of Termination, equal to the sum of (A) any unpaid incentive compensation (including the cash value, determined without regard to any restrictions on the sale thereof, of restricted stock) allocated or awarded to Executive under the LTI Plan with respect to any performance period ending prior to the Date of Termination; plus (B) a pro rata portion of the aggregate value of all contingent incentive compensation (including the cash value, determined without regard to any restrictions on the sale thereof, of restricted stock) awards to Executive with respect to any performance periods under the LTI Plan which are not completed as of the Date of Termination, calculated based on the assumption that the Company's results from the beginning of such performance period(s) to the Date of Termination would continue at the same rate until the originally intended completion date(s) of such performance period(s). The amount set forth in item (B) above shall be payable to Executive regardless of whether the Company actually achieves the performance level upon which the calculation of such amount is based.

               (v) During the Severance Period the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits ("Welfare Bene-fits") substantially similar in all material respects to those which the Executive is receiving immediately prior to the Date of Termination (without giving effect to any decrease therein which constitutes the basis, or one of the bases, upon which the Notice of Termination is based). If the Executive receives, or becomes eligible to receive, Welfare Benefits from another source, then the Welfare Benefits otherwise receivable by the Executive pursuant to this
          Section 6(b)(v) shall be reduced to the extent of such other Welfare Benefits received by, or made available to, the Executive during the Severance Period (and any such Welfare Benefits received by or made available to the Executive shall be reported to the Company by the Executive). Nothing herein shall be deemed to limit Executive's rights, if any, to thereafter participate in any retiree medical plan then in effect.

               (vi) During the Severance Period, the Company shall arrange to provide the Executive with such material perquisites as are provided to the Executive immediately prior to the Date of Termination (without giving effect to any decrease therein which constitutes the basis, or one of the bases, upon which the Notice of Termination is based).

               (vii) Effective as of the Date of Termination, all stock options (whether or not then fully exercisable) granted to Executive under any of the Company's stock option plans prior to the Date of Termination shall become immediately exercisable and Executive shall be entitled to exercise any or all of such options at any time prior to the respective expiration dates of such options as set forth in the grant document evidencing same.

               (viii) Effective as of the Date of Termination, all restricted stock granted to Executive prior to the date Executive's employment with the Company is terminated shall become fully vested and all restrictions thereon shall lapse.

               (ix) At the time and in the manner such benefits are otherwise payable, the Executive shall receive payment of the incremental qualified and supplemental defined benefit pension benefits Executive would have earned had Executive's employment continued during the

          Severance Period, had he received credit for service for the Severance Period for all purposes under the applicable plans, and had the Executive received compensation during the Severance Period of salary, at the annual rate equal to the Executive's Base Salary in effect immediately prior to the Date of Termination (without giving effect to any decrease therein which constitutes the basis, or one of the bases, upon which the Notice of Termination is based), and MIP bonuses actually paid during the Severance Period. Anything in the applicable plan to the contrary notwithstanding, the Executive's benefit (as increased hereunder) under any supplemental defined benefit plan maintained by the Company ("SERP Benefit") shall be payable to Executive in the form of a single life annuity, monthly, at the same times and for the same duration as Executive's benefit payments from Hartmarx Retirement Income Plan ("RIP"); provided, however, that if the Executive elects to receive payment of RIP benefits in the form of a joint and survivor annuity, the SERP Benefit shall be paid in the form of a joint and survivor annuity, calculated so that the value of such SERP Benefit is the actuarial equivalent of the SERP Benefit payable in the form of a single life annuity. Notwithstanding the foregoing, in the event of a Change in Control then the Executive's SERP Benefit as of such date shall be paid to him in a lump sum within 10 days of the Change in Control or the Date of Termination, as applicable.

          (c) Termination by the Company for Cause or By Executive Other than for Good Reason. If the Executive's employment shall be terminated by the Company for Cause or by the Executive other than for Good Reason, then, subject to Section 6(d) below, the Company shall have no obligations to Executive under this Agreement.

          (d) Additional Payments. Following any termination of Executive's employment, the Company shall pay the Executive all unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination under any compensation plan or program of the Company, at the time such payments are due. In addition, within ten days of the Date of Termination, the Company shall pay the Executive, or his legal representative or estate, as applicable, any amounts accrued but not paid pursuant to Sections 3(a), 3(b) and 3(c) in respect of periods ending prior to the Date of Termination.

     7. Confidentiality; Nondisparagement. The Executive shall hold in a fiduciary capacity for the benefit of the Company all trade secrets, confidential information, and knowledge or data relating to the Company and its affiliates which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not have been or now or hereafter have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The
Executive shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such trade secrets, information, knowledge or data to anyone other than the Company and those designated by the Company. In addition, the Executive shall not disparage, discredit or otherwise publicly criticize the Company or its affiliates or engage in any act, directly or indirectly, for purposes of disparaging, ridiculing or bringing scorn upon the Company, any affiliate thereof, or any of their respective officers, directors, businesses, tradenames or trademarks. In the event of a breach or threatened breach of this Section
7, the Executive agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledging that damages would be inadequate and insufficient. Any termination of the Executive's employment, Agreement Period or of this Agreement shall have no effect on the continuing operation of this
Section 7.

     8. Amendment. This Agreement may be amended in writing by mutual agreement of the parties without the consent of any other person and, during the life of Executive, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

     9. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and, if sent by registered mail, to the Company at its principal executive offices, to the attention of its Chief Executive Officer, or to Executive at the last address filed by him in writing with the Committee, as the case may be.

     10. Nonalienation. The interests of Executive under this Agreement are not subject to the claims of his creditors, other than the Company and its subsidiaries, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

     11. Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

     12. Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

     13. Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Illinois.

     14. Counterpart. The Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

     15. Attorney's Fees. Company shall reimburse Executive for all reasonable legal fees and costs and other fees and expenses which Executive may incur in respect of any dispute or controversy arising under or in connection with this Agreement; provided, however, that the Company shall not reimburse such legal fees and costs and other fees and expenses if the fact finder determines that the action brought by the Executive was frivolous.

     16. Beneficiaries. If Executive should die while any amount is payable to him hereunder, such amount shall be paid to Executive's devisee, legatee or other designee or, if there is no such designee, to Executive's estate.

     17. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Chicago, Illinois in accordance with the rules of the American Arbitration Association then in effect. The Company and the Executive shall each be entitled to select one arbitrator, with the two selected arbitrators choosing the third arbitrator. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The expense of such arbitration shall be borne by the Company.

     18. Mitigation. Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking (and, except as provided in Section 6(b)(v), no payment otherwise required hereunder shall be reduced on account of) other employment.

     IN WITNESS WHEREOF, Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.





                                         /s/ Elbert O. Hand
                                         ------------------------------------
                                         ELBERT O. HAND


Attest:                                  HARTMARX CORPORATION


/s/ Glenn R. Morgan                      By: /s/ Mary D. Allen
------------------------                     --------------------------------
Glenn R. Morgan                              Mary D. Allen, Executive
Assistant Secretary                          Vice President, General
                                             Counsel and Secretary